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                                                                    EXHIBIT 23.6



                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED



                                                                  April 12, 1995



Fritz Companies, Inc.


706 Mission Street


San Francisco, CA 94103



Dear Sirs:



     We hereby consent to the inclusion in the Registration Statement on Form S-4, relating to the proposed merger of Intertrans Corporation with Fritz Air Freight, a wholly owned subsidiary of Fritz Companies, Inc., of our opinion letter appearing as Appendix B to the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1993 or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                          Very truly yours,



                                          MORGAN STANLEY & CO. INCORPORATED



                                          By: /s/  GEORGE F. BOUTROS

                                            ------------------------------------

                                              George F. Boutros


                                              Managing Director